Exhibit 23.6

Market Research Provider Firm’s Consent

We consent to the reference to our firm or to reports issued by our firm in the registration statement (Form F-1) and related prospectus of Intelsat Global Holdings S.A. for the registration of its common shares.

By:   /s/ Pacome Revillon

By: Pacome Revillon

President of the Board of Directors

Euroconsult

Paris, France

May 15, 2012